Digital Realty Announces Sales Leadership Transition

SAN FRANCISCO, CA – August 2, 2016 – Digital Realty Trust, Inc. (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today that the company and Matt Miszewski, Senior Vice President of Sales & Marketing, have mutually agreed that he will leave Digital Realty to pursue other career opportunities. His last day will be August 15, 2016.

Chief Executive Officer A. William Stein commented, “We greatly appreciate Matt’s leadership and many contributions over the past three and a half years during a period of significant change at Digital Realty, and we wish him all the best in his future endeavors. Matt has helped prepare Digital Realty to take our organization to the next level in the data center industry, and he looks forward to seeing those advances bear fruit under new sales and marketing leadership. While we search for a new Senior Vice President of Sales & Marketing, I will be working closely with the management team to manage a seamless transition for our team and customers.”

The company has engaged a leading executive recruiting firm to assist with its search for the next Senior Vice President of Sales & Marketing. Members of Digital Realty’s management team will assume Mr. Miszewski’s duties in the interim.

About Digital Realty
Digital Realty Trust, Inc. supports the data center and colocation strategies of more than 1,800 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty's clients include global companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products. www.digitalrealty.com

For Additional Information:
Andrew P. Power
Chief Financial Officer
Digital Realty Trust, Inc.
(415) 738-6500

Investor Relations
John J. Stewart / Maria S. Lukens
Digital Realty Trust, Inc.
(415) 738-6500
investorrelations@digitalrealty.com

Media Inquiries
John Christiansen / Lindsay Andrews
Sard Verbinnen & Co.
(415) 618-8750

Safe Harbor Statement
This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to changes in our management. These risks and uncertainties include, among others, the following: the impact of current global economic, credit and market conditions; current local economic conditions in the geographies in which we operate; decreases in information technology spending, including as a result of economic slowdowns or recession; adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges); our dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; defaults on or non-renewal of leases by tenants; our failure to obtain necessary debt and equity financing; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; financial market fluctuations; changes in foreign currency exchange rates; our inability to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; our failure to successfully integrate and operate acquired or developed properties or businesses; the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical and information security infrastructure or services or availability of power; risks related to joint venture investments, including as a result of our lack of control of such investments; delays or unexpected costs in development of properties; decreased rental rates, increased operating costs or increased vacancy rates; increased competition or available supply of data center space; our inability to successfully develop and lease new properties and development space; difficulties in identifying properties to acquire and completing acquisitions; our inability to acquire off-market properties; our inability to comply with the rules and regulations applicable to reporting companies; our failure to maintain our status as a REIT; possible adverse changes to tax laws; restrictions on our ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; losses in excess of our insurance coverage; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the company with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.